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                                                                      Exhibit 5

                [Piper Marbury Rudnick & Wolfe LLP Letterhead]

                               January 11, 2002

BRE Properties, Inc.
44 Montgomery Street
36th Floor
San Francisco, CA 94104-4809

   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

   We have acted as special Maryland counsel to BRE Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to a Registration Statement of the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the Shares that may be issued pursuant to awards granted under the Company's 1999 Stock Incentive Plan, as amended (the "Incentive Plan").

   In our capacity as special Maryland counsel, we have reviewed the following:

      (a) The Charter of the Company, as amended and supplemented to date, certified by an officer of the Company (the "Charter");

      (b) A copy of the By-laws of the Company as in effect on the date hereof, certified by an officer of the Company (the "By-laws");

      (c) The Registration Statement;

      (d) The Incentive Plan;

      (e) A specimen certificate evidencing the Shares;

      (f) Certified resolutions (the "Resolutions") of the Board of Directors of the Company relating to the Registration Statement, the Incentive Plan and the Shares;

      (g) A good standing certificate for the Company, of recent date, issued by the Maryland State Department of Assessments and Taxation;

      (h) A Secretary's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Secretary's Certificate"); and

      (i) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

   In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records reviewed are accurate and complete. As to any facts material to this opinion, we have relied solely upon the Secretary's Certificate.

   We have also assumed that the issuance and sale of the Shares to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the

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parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, By-Laws, Resolutions and applicable Maryland law. We have further assumed that prior to the issuance of any Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock.

   Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Incentive Plan, Resolutions and Board Action, such Shares will be validly issued, fully paid and non-assessable.

   This opinion is limited to the laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update this opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ PIPER MARBURY RUDNICK & WOLFE LLP